Exhibit 10.4.a

FIRST AMENDMENT OF THE
AMENDED AND RESTATED
FMC TECHNOLOGIES, INC.
INCENTIVE COMPENSATION AND STOCK PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan, as amended and restated in February, 2013 (the “Plan”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Compensation Committee under Section 17 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective October 3, 2013:

1.	Section 4.1 of the Plan is hereby amended to add the following new paragraph immediately after the 4th paragraph thereto:

Effective on and after October 3, 2013, the full number of shares for any exercised Stock Option or Stock Appreciation Rights will be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan regardless of whether any shares are not delivered due to such shares being used to either (a) satisfy payment of the option price or (b) satisfy applicable tax-withholding obligations.

2.	For purposes of clarifying the “cash out” provisions set forth in Section 9.7, Section 9.7 of the Plan is hereby amended to add the following sentence to the end thereto which shall read as follows:

Notwithstanding any provision herein to the contrary, in no event shall the Committee elect to or permit a participant to reprice or cash out all or a portion of the participant’s outstanding Stock Option when the Fair Market Value of the Common Stock underlying the Stock Option is less than the exercise price per share of the Common Stock under the Stock Option.

IN WITNESS WHEREOF, the Compensation Committee, on behalf of the Company, has caused this amendment to be executed by its duly authorized representative this 3rd day of October, 2013.

FMC TECHNOLOGIES, INC.

By: /s/ Mark J. Scott

Its: Vice President, Administration